EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                -------------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)
               --------------------------------------------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

NEW YORK                                                              13-5160382
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

1 WALL STREET                                                              10286
NEW YORK, NEW YORK                                                    (Zip Code)
(Address of principal executive offices)

                                Michael Shepherd
                                 General Counsel
                                 One Wall Street
                                   15th Floor
                            New York, New York 10286
                                Tel: 212 635-6748

            (Name, address and telephone number of agent for service)

                 ----------------------------------------------
                      GRACECHURCH CARD FUNDING (NO. 2) PLC
               (Exact name of obligor as specified in its charter)

ENGLAND AND WALES                                                           NONE
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

54 LOMBARD STREET
LONDON EC3P 3AH
UNITED KINGDOM                                                               N/A
(Address of principal executive offices)                              (Zip Code)

                    -----------------------------------------
              $900,000,000 CLASS A FLOATING RATE ASSET-BACKED NOTES $50,000,000 CLASS B FLOATING RATE ASSET-BACKED NOTES $50,000,000 CLASS C FLOATING RATE ASSET-BACKED NOTES

                       (Title of the indenture securities)
                    -----------------------------------------

                             BARCLAYCARD FUNDING PLC
               (Exact name of obligor as specified in its charter)

ENGLAND AND WALES                                                           NONE
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

54 LOMBARD STREET
LONDON EC3P 3AH
UNITED KINGDOM                                                               N/A
(Address of principal executive offices)                              (Zip Code)

                    -----------------------------------------

            (POUND)638,900,000* SERIES 02-1 FLOATING RATE MEDIUM TERM
                           NOTE CERTIFICATE DUE 2009

                       (Title of the indenture securities)

                    -----------------------------------------

*This amount is the sterling equivalent of $1,000,000,000 converted using the exchange rate referred to under the "U.S. Dollar Presentation" section of the Prospectus. The actual sterling principal amount of the series 02-1 medium term note certificate will be the sterling equivalent of $1,000,000,000 using the fixed exchange rate in the swap agreements.

                    -----------------------------------------


                                     GENERAL

Item 1.  General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Superintendent of Banks of the State of New York, 2 Rector Street, New York, New York 10006 and Albany, New York, 12203.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Plaza, New York, New York, 10045

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.  Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.


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Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Organization Certificate of the Trustee (The Bank of New York, formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.

          2. None; Certificate of Authority being contained in the documents identified above as Exhibit 1.

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibit 1.

          4.   A copy of the existing By-Laws of the Trustee.

          5.   Not applicable.

          6.   The consent of the Trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.


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



                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London in the United Kingdom, on the 10th of October, 2002.


                                THE BANK OF NEW YORK

                                By: /s/ Louise Clayden, Assistant Vice President


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



                              EXHIBIT 7 TO FORM T-1

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                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                             In Thousands
Cash and balances due from depository
   institutions:
   Noninterest-bearing balances and currency
      and coin ...............................................     $  3,765,462
   Interest-bearing balances .................................        3,835,061
Securities:
   Held-to-maturity securities ...............................        1,232,736
   Available-for-sale securities .............................       10,522,833
Federal funds sold and Securities purchased
   under agreements to resell ................................        1,456,635
Loans and lease financing receivables:
   Loans and leases held for sale ............................          801,505
   Loans and leases, net of unearned
     income ..................................................       46,206,726
   LESS: Allowance for loan and
     lease losses ............................................          607,115
   Loans and leases, net of unearned
     income and allowance ....................................       35,249,695
Trading Assets ...............................................        8,132,696
Premises and fixed assets (including capitalized
   leases) ...................................................          898,980
Other real estate owned ......................................              911
Investments in unconsolidated subsidiaries and
   associated companies ......................................          220,609
Customers' liability to this bank on acceptances
   outstanding ...............................................          574,020
Intangible assets
   Goodwill ..................................................        1,714,761
   Other intangible assets ...................................           49,213
Other assets .................................................        5,001,308
                                                                   ------------
Total assets .................................................     $ 73,954,859
                                                                   ------------
LIABILITIES
Deposits:
   In domestic offices .......................................     $ 29,175,631
   Noninterest-bearing .......................................       11,070,277
   Interest-bearing ..........................................       18,105,354
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs ..................................       24,596,600
   Noninterest-bearing .......................................          321,299
   Interest-bearing ..........................................       24,275,301
Federal funds purchased and securities sold
   under agreements to repurchase ............................        1,922,197
Trading liabilities ..........................................        1,970,040
Other borrowed money:
   (includes mortgage indebtedness and
   obligations under capitalized leases) .....................        1,577,518
Bank's liability on acceptances executed and
   outstanding ...............................................          575,362
Subordinated notes and debentures ............................        1,940,000
Other liabilities ............................................        5,317,831
                                                                   ------------
Total liabilities ............................................     $ 67,075,179
                                                                   ============
EQUITY CAPITAL
Common stock .................................................        1,135,284
Surplus ......................................................        1,055,508
Retained earnings ............................................        4,227,287
Accumulated other comprehensive income .......................          (38,602)
Other equity capital components ..............................                0
                                                                   ------------
Total equity capital .........................................        6,379,477
                                                                   ------------
Total liabilities and equity capital .........................     $ 73,954,859
                                                                   ============

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.


                                                               Thomas J. Mastro,
                                           Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Gerald L. Hassell                                                  Directors
Alan R. Griffith

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